EXHIBIT 3.2

[Translation]

SHARE HANDLING REGULATIONS

of

JX Holdings, Kabushiki Kaisha

In force from April 1, 2010

Amended as of April 1, 2012

SHARE HANDLING REGULATIONS

CHAPTER I — GENERAL PROVISIONS

(PURPOSE)

ARTICLE 1 — All share administration procedures and the fees thereof set forth in Article 12 of the Articles of Incorporation shall be subject to these Share Handling Regulations, in addition to the provisions set forth by the Japan Securities Depository Center, Inc. (“JASDEC”) or the account management agent, such as a securities company or trust bank, at which the shareholder holds a book-entry transfer account (the “Securities Company”).

(SHAREHOLDER REGISTER ADMINISTRATOR)

ARTICLE 2 — The Company’s administrator of the Shareholder Register and the place to perform his or her duties as such shall be as follows:

Administrator of Shareholder Register: Sumitomo Mitsui Trust Bank, Limited

Place to Perform Duties:	4-1, Marunouchi 1-chome, Chiyoda-ku, Tokyo Sumitomo Mitsui Trust Bank, Limited, Stock Transfer Agency Department
4-1, Marunouchi 1-chome, Chiyoda-ku, Tokyo

2. Surplus distribution and any other matter regarding services delegated by the Company to the administrator of the Shareholder Register shall be handled by the administrator of the Shareholder Register.

CHAPTER II — ENTRIES IN REGISTER OF SHAREHOLDERS

(RECORD OF MATTERS FOR ENTRY IN REGISTER OF SHAREHOLDERS)

ARTICLE 3 — Matters for entry in the Register of Shareholders shall be recorded in accordance with the notice from JASDEC (other than the notice provided for in Article 154, Paragraph 3 of the Act on Book-Entry Transfer of Company Bonds, Shares, etc. (the “Book-Entry Transfer Act”) (the notice provided for in Article 154, Paragraph 3 of the Book-Entry Transfer Act shall be referred to as the “Individual Shareholders’ Notice”)).

2. In addition to the provision of the preceding paragraph, in case of issuance of new shares or provisions otherwise in laws and ordinances, the Company shall record matters for entry in the Register of Shareholders without any notice from JASDEC.

3. Entries in the Register of Shareholders shall be recorded using letters or symbols designated by JASDEC.

(NOTIFICATION OF MATTERS FOR ENTRY IN REGISTER OF SHAREHOLDERS)

ARTICLE 4 — Shareholders shall give notification of their name and address through the Securities Company or JASDEC in accordance with the provisions set forth by JASDEC. The same applies to a change to matters already registered.

(NOTIFICATION OF STATUTORY REPRESENTATIVE)

ARTICLE 5 — Parental caretakers, guardians or other statutory representatives of shareholders shall give notification of their name and address through the Securities Company or JASDEC in accordance with the provisions set forth by JASDEC. The same applies to a change to matters already registered.

(NOTIFICATION OF REPRESENTATIVE OF JOINT SHAREHOLDERS)

ARTICLE 6 — Shareholders who jointly hold shares shall appoint a representative and give notification of the name and address of the representative through the Securities Company or JASDEC in accordance with the provisions set forth by JASDEC. The same applies to a change to matters already registered.

(NOTIFICATION OF REPRESENTATIVE OF CORPORATION)

ARTICLE 7 — Shareholders who are a corporation shall give notification of the name of a representative through the Securities Company or JASDEC in accordance with the provisions set forth by JASDEC. The same applies to a change to matters already registered.

(NOTIFICATION OF PLACE FOR RECEIPT OF NOTICES TO SHAREHOLDERS OR STATUTORY REPRESENTATIVES RESIDING OVERSEAS)

ARTICLE 8 — Shareholders or statutory representatives residing overseas shall elect a standing proxy in Japan or determine a place in Japan where notices can be received from the Company, and give notification of the name and address of the standing proxy or the place where notices can be received through the Securities Company or JASDEC in accordance with the provisions set forth by JASDEC. The same applies to a change to matters already registered.

(NOTIFICATIONS THROUGH JASDEC)

ARTICLE 9 — If a shareholder or its statutory representative gives notification to the Company through the Securities Company or JASDEC, such notification is deemed to be carried out by the shareholder in person.

(REGISTERED PLEDGEES)

ARTICLE 10 — The provisions of this Chapter shall apply mutatis mutandis to registered pledgees.

CHAPTER III — CONFIRMATION OF SHAREHOLDERS

(CONFIRMATION OF SHAREHOLDERS)

ARTICLE 11 — When a shareholder exercises his or her shareholder rights, the shareholder shall submit materials approved by the Company to prove that the shareholder exercises his or her rights in accordance with the intention of the shareholder (the “Confirmation Materials”) unless the Company is otherwise able to confirm that the shareholder exercises his or her shareholder rights personally.

2. If the shareholder exercises his or her rights to the Company through the Securities Company or JASDEC, the Company shall deem the shareholder rights are exercised by the shareholder personally.

3. If a representative exercises the shareholder rights, a power of attorney with the shareholder’s signature, or name and seal, affixed shall be submitted together with the Confirmation Materials. The power of attorney must state the name and address of the representative.

4. The provisions of Article 11, Paragraphs 1 and 2 shall apply mutatis mutandis to the representative described in the preceding paragraph.

CHAPTER IV — EXERCISE OF MINORITY SHAREHOLDER RIGHTS, ETC.

(EXERCISE OF MINORITY SHAREHOLDER RIGHTS, ETC.)

ARTICLE 12 — If a shareholder exercises his or her rights as a minority shareholder, etc. provided for in Article 147, Paragraph 4 of the Book-Entry Transfer Act, but not through the Securities Company or JASDEC, the shareholder shall request JASDEC give the Individual Shareholders’ Notice and exercise his or her rights as a minority shareholder, etc. through a document with his or her signature, or name and seal affixed.

CHAPTER V — PURCHASE OF SHARES CONSTITUTING LESS THAN ONE UNIT

(PURCHASE REQUEST)

ARTICLE 13 — Shareholders may request the Company purchase shares constituting less than one unit through the Securities Company or JASDEC in accordance with the provisions set forth by JASDEC.

(EFFECTIVE DATE OF PURCHASE REQUEST)

ARTICLE 14 — Requests for purchase of shares constituting less than one unit shall take effect on the day the purchase request reaches the place where the administrator of the Shareholder Register performs his or her duties.

(PURCHASE PRICE)

ARTICLE 15 — The purchase price per share of shares constituting less than one unit shall be the closing price of shares of the Company reported by the Tokyo Stock Exchange on the effective date of the purchase request. If there is no trading of shares in the Company on such day or the Tokyo Stock Exchange is not open for business on such day, the purchase price shall be the execution price of the first trade of shares in the Company thereafter.

2. The purchase price shall be an amount equal to the purchase price per share set forth in the preceding paragraph multiplied by the number of shares subject to the purchase request (the purchase price shall be referred to as the “Purchase Price” in Article 16).

(PAYMENT OF PURCHASE PRICE)

ARTICLE 16 — Unless otherwise provided for by the Company, the Purchase Price shall be paid to shareholders who make a purchase request in accordance with the provisions set forth by JASDEC on the fourth business day from the day immediately after the day the purchase price per share was determined.

2. The Company shall pay the Purchase Price either by wire transfer to the shareholder’s account with a financial institution or by sending a postal money order to the shareholder, as instructed by the shareholder.

(BOOK-ENTRY TRANSFER OF SHARES PURCHASED)

ARTICLE 17 — Shares constituting less than one unit subject to a purchase request shall be transferred to the Company’s book-entry transfer account on the day the payment procedures for the Purchase Price set forth in Article 16 are complete.

CHAPTER VI — SALE OF SHARES CONSTITUTING LESS THAN ONE UNIT

(SALE REQUEST)

ARTICLE 18 — Shareholders may demand that the Company sell the number of shares that, together with the number of shares constituting less than one unit held by the shareholder, will constitute one unit as set forth in Article 10 of the Articles of Incorporation through the Securities Company or JASDEC in accordance with the provisions set forth by JASDEC.

(EFFECTIVE DATE OF SALE REQUEST)

ARTICLE 19 — Request for sale of shares constituting less than one unit shall take effect on the day the sale request reaches the place where the administrator of the Shareholder Register performs his or her duties.

(SALE REQUESTS EXCEEDING OUTSTANDING BALANCE OF TREASURY STOCK)

ARTICLE 20 — Notwithstanding the provision of Article 19, if the total number of shares for sale requests made on one day exceeds the number of shares of the Company’s treasury stock held for sale, no sale request made on that day will take effect.

(SUSPENSION PERIOD FOR ACCEPTING SALE REQUESTS)

ARTICLE 21 — The Company shall suspend acceptance of sale requests each year for the period including (i) the ten (10) business days prior to March 31 (inclusive) and (ii) the ten (10) business days prior to September 30 (inclusive).

2. In addition to the period set forth in the preceding paragraph, the Company may also suspend acceptance of sale requests if the Company or JASDEC deems it necessary.

(SALE PRICE)

ARTICLE 22 — The sale price per share of shares constituting less than one unit shall be the closing price of shares of the Company reported by the Tokyo Stock Exchange on the effective date of the sale request. If there is no trading of shares in the Company on such day or the Tokyo Stock Exchange is not open for business on such day, the sale price shall be the execution price of the first trade of shares in the Company thereafter.

2. The sale price shall be an amount equal to the sale price per share set forth in the preceding paragraph multiplied by the number of shares subject to the sale request (the sale price shall be referred to as the “Sale Price” in Article 23).

(BOOK-ENTRY TRANSFER OF SHARES SOLD)

ARTICLE 23 — The Company shall request the book-entry transfer of shares of treasury stock that the Company sold in accordance with the requests for sale of shares constituting less than one unit to the book-entry transfer account of the shareholder who made the respective sale request on the day the Company confirmed that the shareholder transferred the Sale Price to the account with the financial institution designated by the Company through the Securities Company.

CHAPTER VII — EXCEPTION TO SPECIAL ACCOUNTS

(EXCEPTION TO SPECIAL ACCOUNTS)

ARTICLE 24 — Personal identification of shareholders for whom a special account is opened and other handling of the special account shall be subject to the provisions set forth by the account management agent of the special account, in addition to the provisions set forth by JASDEC.

CHAPTER VIII — REQUEST FOR GENERAL SHAREHOLDERS’ NOTICE AND FOR INFORMATION PROVISION

(REQUEST FOR GENERAL SHAREHOLDERS’ NOTICE)

ARTICLE 25 — The Company may request JASDEC to give the general shareholders’ notice provided for in Article 151, Paragraph 8 of the Book-Entry Transfer Act if the Company needs to:

(1) give notice to shareholders in accordance with laws, ordinances, listing regulations, the Articles of Incorporation, and other regulations (the “Laws”);

(2) disclose, or provide to governmental authorities or bodies or a securities exchange, information regarding shareholders in accordance with the Laws;

(3) implement a shareholders’ benefits program or perform any other act for the common interests of shareholders;

(4) avoid delisting, cancelation of license, or any other event that may cause damage to the Company or shareholders; or

(5) confirm the number of shareholders, distribution of shareholders, shareholding situation of shareholders of the Company, in addition to each of the foregoing items.

(REQUEST FOR INFORMATION PROVISION)

ARTICLE 26 — The Company may request the Securities Company or JASDEC to provide information regarding shares in the Company recorded in the transfer account book of the shareholders provided for in Article 277 of the Book-Entry Transfer Act (the “Information Request”) if:

(1) shareholders give consent to the Information Request;

(2) the Company needs to identify a shareholder;

(3) the Company needs to confirm whether a shareholder satisfies the terms and conditions for exercising shareholder rights;

(4) the Company needs to disclose, or provide to governmental authorities or bodies or a securities exchange, information regarding shareholders in accordance with the Laws;

(5) the Company needs to avoid delisting, cancelation of license, or any other event that may cause damage to the Company or shareholders;

(6) the Company recognizes a specified person intends to exercise shareholder rights as a shareholder; or

(7) the Company needs to confirm the shareholding situation of shareholders of the Company, in addition to each of the foregoing items.

CHAPTER IX — FEES

(FEES)

ARTICLE 27 — The Company shall not charge any fees for the request for purchase of shares constituting less than one unit set forth in Article 13 or for the request for sale of shares constituting less than one unit set forth in Article 18.